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                                                                     Exhibit 4.3

                        SHAREHOLDER AFFILIATE AGREEMENT

                                August 31, 2000

SAT Corporation
1151 Sonora Court
Sunnyvale, CA 94086
Attn:

Integral Systems, Inc.
5000 Philadelphia Way
Lanham, Maryland  20706

     Re:  Affiliate Agreement

Ladies and Gentlemen:

     The undersigned is a shareholder of SAT Corporation (the "Shareholder"), a California corporation (the "Company"), and will become a shareholder of Integral Systems, Inc., a Maryland corporation ("Acquiror"), pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of August 31, 2000 (the "Merger Agreement"), by and among the Company, Acquiror, ISI Acquisition Corporation, a California corporation and a wholly owned subsidiary of the Company, and the Shareholder. Under the terms of the Merger Agreement, the Shareholder will exchange his shares of common stock of the Company (the "Company Common Stock") for shares of common stock of the Acquiror, par value $.01 per share (the "Acquiror Common Stock"). This Affiliate Agreement represents an agreement by and among the undersigned, the Company and Acquiror regarding certain rights and obligations of the undersigned in connection with the (i) shares of Company Common Stock beneficially owned by the undersigned and (ii) shares of Acquiror Common Stock for which such shares of Company Common Stock are to be exchanged as a result of the transactions described in the Merger Agreement (the "Exchange").

     In consideration of the Exchange and the mutual covenants contained herein, the undersigned and Acquiror hereby agree as follows:

     1.  Affiliate Status.  The undersigned understands and agrees that as to
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the Company he or she may be deemed to be an "affiliate" as that term is used in
SEC Accounting Series Release Nos. 130 and 135 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Exchange.
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     2.  Restriction on Disposition.
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         (a) The undersigned agrees that during the Pooling Period (as defined below) he or she will not sell, transfer, or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the (i) shares of Company Common Stock over which the undersigned has or shares voting or dispositive power with respect thereto or (ii) shares of Acquiror Common Stock into which such shares of Company Common Stock are converted upon consummation of the Exchange or upon the exercise of any options to purchase Acquiror Common Stock. Notwithstanding the foregoing, the undersigned may sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative with respect to a de minimis (such amount to be determined in accordance with accounting rules, regulations, interpretations and bulletins of the SEC) number of (i) shares of Company Common Stock over which the undersigned has or shares voting or dispositive power with respect there to or (ii) shares of Acquiror Common Stock into which such shares of Company Common Stock are converted upon consummation of the Exchange or upon the exercise of any options to purchase Acquiror Common Stock (any such transfer, a "De Minimis Transfer"), provided, however, that any De Minimis Transfer shall be subject to the prior written consent and approval of Acquiror and Acquiror shall be entitled to withhold such consent and approval if the Acquiror reasonably believes (based upon consultation with Acquiror's independent public accountants) that such De
Minimis Transfer (along with any other De Minimis Transfers by the undersigned or any other "affiliate" of the Company or the Acquiror) would prevent accounting for the Exchange as a "pooling of interests".

         (b) For purposes of this Affiliate Agreement, "Pooling Period" shall mean the period commencing thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) and ending on the date of publication by Acquiror of its results of post-Exchange operations for the period which includes at least thirty (30) days of post-Exchange combined operations of Acquiror and the Company whether by issuance of a quarterly earnings report on Form 10-K, 10-Q, 8-K or other public issuance (such as a press release) that includes such information. The undersigned understands that reducing his or her risk relative to such shares of Company Common Stock or Acquiror Common Stock includes, but is not limited to, using such shares to secure a loan, purchasing a put option to sell such shares or otherwise entering into a put agreement with respect to such shares.

     3.  Covenants and Warranties of Undersigned.  The undersigned represents,
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warrants and agrees that:

         (a) The Acquiror Common Stock received by the undersigned as a result of the Exchange will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part; and

         (b) Within thirty (30) days of execution hereof, the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 7 hereof to, have all of the Company

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Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties as applicable, prior to the effective date of the Exchange and not in the name of any bank, broker dealer, nominee or clearinghouse.

     4.  Restrictions on Transfer.  The undersigned understands and agrees that
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stop transfer instructions with respect to the shares of Acquiror Common Stock received by the undersigned pursuant to the Exchange will be given to the Acquiror's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

         "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Integral Systems, Inc. ("Acquiror") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected (except for such sales to the extent permitted pursuant to a limited de minimis transfer exception under the accounting rules, regulations, interpretations and bulletins of the SEC). In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with Rule 144 of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Acquiror that such sale or transfer is otherwise exempt from the registration requirements of such Act."

     Such legend will also be placed on any certificate representing Acquiror securities issued subsequent to the original issuance of the Acquiror Common Stock pursuant to the Exchange as a result of any stock dividend, stock split, or other recapitalization as long as the Acquiror Common Stock issued to the undersigned pursuant to the Exchange has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Acquiror shall cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Exchange to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 promptly after the requirements of ASR 130 and 135 have been met upon receipt of an opinion of counsel reasonably acceptable to Acquiror to the effect that such legend may be removed (the Acquiror may waive, in the Acquiror's sole and absolute discretion, the Acquiror's right to receive such opinion). In addition, if the provisions of Rule 144 are amended to eliminate restrictions applicable to the Acquiror Common Stock received by the undersigned pursuant to the Exchange, Acquiror, upon the request of the undersigned, will cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Exchange to be reissued free of any legend relating to the restrictions set forth in Rule 144, or upon receipt by Acquiror of an opinion of counsel reasonably acceptable to Acquiror to the effect that such legend is not required under the 1933 Act and may be removed.

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     5.  Certain Understandings and Acknowledgments.  The undersigned
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acknowledges and understands that the representations, warranties and covenants of the undersigned set forth herein will be relied upon by Acquiror and the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if such representations, warranties or covenants are breached. The undersigned has carefully read the Merger Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of, or reduce his risks relative to, the shares of Acquiror Common Stock to be received by the undersigned, to the extent the undersigned believes necessary, with his or her counsel or counsel for the Company.

     6.  Acknowledgments.  The undersigned recognizes and agrees that the
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foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

     7.  Termination.  This Affiliate Agreement shall be terminated and shall be
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of no further force and effect upon the termination of the Merger Agreement.

     8.  Miscellaneous.  This Affiliate Agreement is the complete agreement
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between the Company, Acquiror and the undersigned concerning the subject matter hereof. Nothing set forth herein, however, shall be construed to limit in any way any of the undersigned's other rights incident to ownership of shares of Company Common Stock or Acquiror Common Stock. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to the principles of conflicts of law.

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     This Affiliate Agreement is effective as of the 31st day of August, 2000.

                         Very truly yours,



                         /s/ Herbert Pardula
                         ---------------------
                         Signature
                         Name:         Herbert Pardula
                         Address:      c/o SAT Corporation
                                       1151 Sonora Court
                                       Sunnyvale, CA 94086


AGREED TO AND ACCEPTED effective as of
August 31, 2000


SAT CORPORATION

By:     /s/ Herbert Pardula
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Name:  Herbert Pardula
Title: President


INTEGRAL SYSTEMS, INC.

By:    /s/ Steven R. Chamberlain
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Name:  Steven R. Chamberlain
Title: Chief Executive Officer


SPOUSAL CONSENT TO SHAREHOLDER AFFILIATE AGREEMENT


I, Nancy Jane Pardula, am the spouse of Herbert Perdula, identified in the foregoing Shareholder Affiliate Agreement as the Shareholder. I have read the Agreement and know its contents and provisions. I am aware that my spouse, as a party to the Agreement, has agreed to sell all of our shares, including my community property interest therein, on the occurrence of certain events and on the terms and conditions set forth in the Agreement. I hereby consent to and approve the terms, conditions and provisions of the Agreement, and I agree that shares identified in the Agreement as my spouse's shares, including my community property interest therein, shall be subject to the Agreement. I agree that I will not sell, transfer, convey, assign, bequeath or otherwise dispose of any interest which I may have in the shares, except in accordance with the terms of the Agreement. By this consent, however, I do not waive my rights under California law, vis-

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a-vis Herbert Perdula, to my community property interest in such shares or the proceeds therefrom.

                            /s/ Nancy Pardula
                            ---------------------------
                            Shareholder's Spouse

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